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PROSPECTUS SUPPLEMENT                                          FILE NO. 333-68747
(TO PROSPECTUS AND PROSPECTUS SUPPLEMENT DATED MAY 6, 1999)        RULE 424(B)(3)
PROSPECTUS NUMBER: 1877


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                           MERRILL LYNCH & CO., INC.
                          MEDIUM-TERM NOTES, SERIES B
                   DUE NINE MONTHS OR MORE FROM DATE OF ISSUE
                              FLOATING RATE NOTES

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PRINCIPAL AMOUNT:       $10,570,000              ORIGINAL ISSUE DATE:            July 1, 1999


CUSIP NUMBER:           59018S3E2                STATED MATURITY DATE:           June 3, 2004


INTEREST CALCULATION:                            DAY COUNT CONVENTION:
/x/ REGULAR FLOATING RATE NOTE                   /x/ ACTUAL/360
/ / INVERSE FLOATING RATE NOTE                   / / 30/360
(FIXED INTEREST RATE):                           / / ACTUAL/ACTUAL


INTEREST RATE BASIS:
/x/ LIBOR                                        / / COMMERCIAL PAPER RATE
/ / CMT RATE                                     / / ELEVENTH DISTRICT COST OF FUNDS RATE
/ / PRIME RATE                                   / / CD RATE
/ / FEDERAL FUNDS RATE                           / / OTHER (SEE ATTACHED)
/ / TREASURY RATE
DESIGNATED CMT PAGE:                             DESIGNATED LIBOR PAGE:
CMT TELERATE PAGE: PG 3750                       LIBOR TELERATE PAGE: PG 3750
CMT REUTERS PAGE:                                LIBOR REUTERS PAGE:


INDEX MATURITY:         Three Months             MINIMUM INTEREST RATE:          Not Applicable


SPREAD:                 0.250%                   MAXIMUM INTEREST RATE:          Not Applicable


INITIAL INTEREST RATE:  5.47000%                 SPREAD MULTIPLIER:              Not Applicable


INTEREST RESET DATES:   Quarterly, on the 1st of February, May, August and November, commencing
                        August 1, 1999; subject to modified following business day convention. Use one month Libor for the first and last coupon payment.


INTEREST PAYMENT DATES: Quarterly, on the 1st of February, May, August and November, commencing
                        August 1, 1999; subject to modified following business day convention.


REPAYMENT AT THE
OPTION OF THE HOLDER:   The Notes cannot be repaid prior to the Stated Maturity Date.


REDEMPTION AT THE
OPTION OF THE COMPANY:  The Notes cannot be redeemed prior to the Stated Maturity Date.


FORM:                   The Notes are being issued in fully registered book-entry form.


TRUSTEE:                The Chase Manhattan Bank


DATED:                  June 29, 1999


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